EXHIBIT 10.42

                    AMENDMENT OF CONVERTIBLE PROMISSORY NOTES

      This AMENDMENT OF CONVERTIBLE PROMISSORY NOTES (this "Amendment") dated June 14, 2006 is entered into by and between BrainStorm Cell Therapeutics, Inc., a Washington corporation (the "Company"), and Vivian Shaltiel ("Lender").

      WHEREAS, Lender has made two loans to the Company, each in the original principal amount of $500,000, as evidenced by that certain Convertible Promissory Note issued by the Company to Lender dated February 7, 2006 ("Loan A") and that certain Convertible Promissory Note issued by the Company to Lender dated June 5, 2006 ("Loan B");

      WHEREAS, the amounts outstanding under Loan A and Loan B are convertible into shares of the Company's common stock, $0.00005 par value (the "Common Stock"), at the sole option of the Lender, based upon a discount to the five day average closing price of the Common Stock at the time Lender makes such election, as set forth in each promissory note; and

      WHEREAS, the parties wish to enter into this amendment to set forth a cap on the number of shares that may be acquired by Lender upon conversion of Loan A and Loan B.

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree that in no event shall the Company issue greater 50,000,000 shares of Common Stock, in the aggregate, to the Lender upon conversion of Loan A and Loan B.

      Executed as of the date first written above.


BRAINSTORM CELL THERAPEUTICS, INC.


By: /s/ Yoram Drucker
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Name: Yoram Drucker
Title: Chief Operating Officer


/s/ Vivian Shaltiel
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Vivian Shaltiel